Exhibit 99.1
Richard Lewis Communications, Inc.
public relations • advertising • marketing
35 West 35th Street, Suite 505, New York, NY 10001-2205
Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
www.rlcinc.com
FOR IMMEDIATE RELEASE
NYMAGIC, INC. REPORTS 2006 SECOND QUARTER RESULTS
     New York, August 7, 2006 — NYMAGIC, INC. (NYSE: NYM) reported today the results of consolidated operations for the quarter ended June 30, 2006. Net earnings for the three months ending June 30, 2006 were $6.1 million, or $.67 per diluted share, compared with $5.0 million, or $.56 per diluted share, for the second quarter of 2005. Net earnings for the six months ended June 30, 2006 totaled $13.9 million, or $1.52 per diluted share, compared with $8.3 million, or $.93 per diluted share, for the six months ended June 30, 2005.
     Gross premiums written of $72.2 million and net premiums written of $43.8 million for the second quarter of 2006 increased by 36% and 15%, respectively, over the same period of 2005. Net premiums earned were $39.2 million for the second quarter of 2006, an increase of 7% over the same period last year. Gross premiums written reflect a significant increase in excess workers’ compensation premiums.
     Total revenues of $48.9 million for the second quarter of 2006 increased by 11% over the same period of 2005. Total revenues of $98.4 million for the six months ended June 30, 2006 increased by 14% over the same period of 2005.
     The Company’s combined ratio was 96.3% for the three months ended June 30, 2006 as compared with 94.3% for the same period of 2005. The Company’s combined ratio was 96.5% for the six months ended June 30, 2006 as compared with 96.9% for the same period of 2005.
     Net investment income increased by 38% to $9.6 million for the second quarter of 2006 compared with $6.9 million for the same period of 2005 due to larger trading portfolio income and higher yields on short term and fixed income investments. Through the six months ended June 30, 2006, investment income increased by 59% to $21.5 million as compared with $13.5 million for the same period of 2005.
     Net realized investment losses after taxes were $105,000 or $.01 per diluted share for the second quarter of 2006 as compared to $124,000, or $.01 per diluted share, for the second quarter of 2005. Net realized investment losses after taxes for the six months ended June 30, 2006 were $41,000, or $.00 per diluted share, compared with $124,000, or $.01 per diluted share, for the same period in 2005.
     At June 30, 2006 the Company’s total cash, investments and net receivable for securities sold amounted to $653.3 million. The investment portfolio at June 30, 2006 consisted of cash,

short-term investments and net receivable for securities sold of $144.2 million, or 22.1%; fixed maturities of $354.7 million, or 54.3% and limited partnership hedge funds of $154.4 million, or 23.6%.
     A. George Kallop, President and Chief Executive Officer, in commenting on the overall results for the quarter said, “We are pleased with the excellent underwriting results, the growth in gross premiums written and the increase in year to date investment income. These factors enabled us to deliver good earnings growth and demonstrate the continued successful implementation of our underwriting and investment strategies.”
     NYMAGIC, INC. will hold a conference call on its second quarter 2006 financial results live on Tuesday, August 8, 2006 at 9:00 A.M. EDT. The call will last for up to one hour.
     Investors and interested parties will have the opportunity to listen to and join in the call by calling 800-340-2732, entering ID# 3756681 and registering with the operator. Please call no later than 10 minutes prior to the start of the call to register. A replay of the conference call will be available for 30 days by dialing 800-642-1687 and entering ID 3756681.
     NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.
     This report contains certain forward-looking statements concerning the Company’s operations, economic performance and financial condition, including, in particular, the likelihood of the Company’s success in developing and expanding its business. Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance in 2006 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding the loss amounts related to the attacks of September 11, 2001, and hurricanes Katrina and Rita, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of reinsurance, the possibility that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as “intends,” “intend,” “intended,” “believes,” “estimates,” “expects,” “anticipates,” “plans,” “projects,” “forecasts,” “goals,” “could have,” “may have” and similar expressions. These risks could cause actual results for the 2006 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.
(Comparative Table Attached)

NYMAGIC, INC.
TABLE OF RESULTS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues:
Net premiums earned	$39,248	$36,822	$76,437	$72,349
Net investment income	9,559	6,943	21,511	13,547
Realized investment (losses)	(161)	(191)	(63)	(191)
Commission and other income	237	444	540	455

Total revenues	48,883	44,018	98,425	86,160

Expenses:
Net losses & loss adjustment exp.	22,205	20,583	43,112	41,091
Policy acquisition expenses	7,914	7,499	15,855	15,115
General & administrative expenses	7,649	6,647	14,805	13,879
Interest expense	1,673	1,673	3,351	3,340

Total expenses	39,441	36,402	77,123	73,425

Income before income taxes	9,442	7,616	21,302	12,735

Total income tax expense	3,295	2,658	7,440	4,459

Net income	$6,147	$4,958	$13,862	$8,276

Earnings per share:
Basic	$.70	$.57	$1.58	$.95

Diluted	$.67	$.56	$1.52	$.93

Weighted average shares outstanding:
Basic	8,801	8,709	8,786	8,735
Diluted	9,167	8,834	9,113	8,870

	June 30,	December 31,
Balance sheet data:	2006	2005

Shareholders’ equity	253,533	239,284
Book value per share (1)	$27.58	$26.44

(1)	Calculated on a fully diluted basis.

NYMAGIC Gross Premiums Written by Segment

	Three months ended June 30,			Six months ended June 30,
	2006	2005	Change	2006	2005	Change
	(Dollars in thousands)

Ocean marine	$28,341	$27,870	2%	$55,120	$56,235	(2%)
Inland marine/fire	5,623	6,552	(14%)	10,717	11,906	(10%)
Other liability	38,249	18,734	104%	69,131	33,935	104%

Subtotal	72,213	53,156	36%	134,968	102,076	32%
Run off lines (Aircraft)	19	8	NM	36	95	NM

Total	$72,232	$53,164	36%	$135,004	$102,171	32%

NYMAGIC Net Premiums Written by Segment

	Three months ended June 30,			Six months ended June 30,
	2006	2005	Change		2006	2005	Change
	(Dollars in thousands)

Ocean marine	$22,341	$22,273	0%	$41,576		$44,498	(7%)
Inland marine/fire	2,006	2,157	(7%)	3,689		3,855	(4%)
Other liability	19,379	13,784	41%	36,623		25,211	45%

Subtotal	43,726	38,214	14%	81,888		73,564	11%
Run off lines (Aircraft)	103	(107)	NM	84		(60)	NM

Total	$43,829	$38,107	15%	$81,972		$73,504	12%

NYMAGIC Net Premiums Earned by Segment

	Three months ended June 30,			Six months ended June 30,
	2006	2005	Change	2006	2005	Change
	(Dollars in thousands)

Ocean marine	$21,750	22,050	(1%)	$41,812	$43,866	(5%)
Inland marine/fire	2,102	1,674	26%	4,092	3,135	31%
Other liability	15,293	13,203	16%	30,449	25,407	20%

Subtotal	39,145	36,927	6%	76,353	72,408	5%

Run off lines (Aircraft)	103	(105)	NM	84	(59)	NM

Total	$39,248	$36,822	7%	$76,437	$72,349	6%

Investment income results:

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
	(in millions)

Fixed maturities, available for sale	$2.5	$1.8	$5.6	$3.2
Fixed maturities, trading securities	5.4	3.6	8.2	4.1
Short-term investments	2.1	0.8	3.5	2.7
Equity in earnings of limited partnerships	0.6	1.8	6.4	5.5

Total investment income	10.6	8.0	23.7	15.5
Investment expenses	(1.0)	(1.1)	(2.2)	(2.0)

Net investment income	$9.6	$6.9	$21.5	$13.5

CONTACT:
NYMAGIC, INC.
George R. Trumbull/A. George Kallop, 212-551-0610
or
Richard Lewis Communications
Richard Lewis, 212-827-0020